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FOR IMMEDIATE RELEASE

MACY’S, INC. ANNOUNCES DEBT TENDER OFFER
CINCINNATI, Ohio, November 27, 2017 - Macy’s, Inc. (NYSE:M) today announced that its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (the “Company”), has commenced a cash tender offer (the “Tender Offer”) to purchase up to $400 million in aggregate principal amount (the “Maximum Tender Offer Amount”) of its outstanding Notes listed in the table below, in the order of priority shown in the table.
The terms and conditions of the Tender Offer are described in an Offer to Purchase dated November 27, 2017 (the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

CUSIP Number	Title of Security	Original Issuer (1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Hypothetical Total Tender Offer Consideration (2)(3)(4)	Early Tender Premium (4)
577778BL6	8.75% Senior Debentures due 2029	May	$61,164,000	1	2.25% U.S. Treasury due 11/15/2027	FIT1	395	$1,197.44	$30.00
577778BK8	7.875% Senior Debentures due 2030	May	$18,256,000	2	2.25% U.S. Treasury due 11/15/2027	FITI	400	$1,128.22	$30.00
577778CE1	6.7% Senior Debentures due 2034	May	$372,200,000	3	2.75% U.S. Treasury due 8/15/2047	FIT1	380	$1,012.94	$30.00
577778BQ5	6.9% Senior Debentures due 2032	May	$178,500,000	4	2.25% U.S. Treasury due 11/15/2027	FITI	380	$1,070.03	$30.00
314275AC2	6.375% Senior Notes due 2037	FRHI	$365,140,000	5	2.75% U.S. Treasury due 8/15/2047	FIT1	350	$1,011.52	$30.00
55616XAC1	7.0% Senior Debentures due 2028	FDSI	$298,000,000	6	2.25% U.S. Treasury due 11/15/2027	FIT1	360	$1,079.25	$30.00
31410HAQ4	6.9% Senior Debentures due 2029	FDSI	$396,150,000	7	2.25% U.S. Treasury due 11/15/2027	FIT1	360	$1,077.33	$30.00
55616XAB3	6.79% Senior Debentures due 2027	FDSI	$165,442,000	8	2.25% U.S. Treasury due 11/15/2027	FIT1	360	$1,060.73	$30.00
577778BH5	6.7% Senior Debentures due 2028	May	$197,000,000	9	2.25% U.S. Treasury due 11/15/2027	FIT1	355	$1,063.02	$30.00
577778AZ6	7.6% Senior Debentures due 2025	May	$24,265,000	10	2.25% U.S. Treasury due 11/15/2027	FIT1	315	$1,127.26	$30.00
577778AR4	10.25% Senior Debentures due 2021	May	$33,370,000	11	2.00% U.S. Treasury due 10/31/2022	FIT1	180	$1,181.84	$30.00

(1)
A Series of Notes designated with “May” was originally issued by The May Department Stores Company. A Series of Notes designated with “FRHI” was originally issued by Federated Retail Holdings, Inc. A Series of Notes designated with “FDSI” was originally issued by Federated Department Stores, Inc.

(2)	Includes the Early Tender Premium of $30 per $1,000 principal amount of Notes for each Series as set forth in this table.

(3)
Based on the reference yield of the Reference U.S. Treasury Security (as set forth above) as of 11:00 a.m., New York City time, on November 22, 2017, and an expected Early Settlement Date of December 12, 2017.

(4)	Per $1,000 principal amount of Notes validly tendered on or before the Early Tender Date, not validly withdrawn and accepted for purchase.

The amounts of each Series of Notes that are purchased in the Tender Offer will be determined in accordance with the priorities identified in the column “Acceptance Priority Level” in the table above. The Tender Offer will expire at 11:59 p.m., New York City time, on December 22, 2017, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated. In order to receive the applicable Total Tender Offer Consideration, holders of Notes subject to the Tender Offer must validly tender and not validly withdraw their Notes on or before the Early Tender Date, which is 5:00 p.m., New York City time, on December 8, 2017, unless extended. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase will receive the applicable Late Tender Offer Consideration.
The applicable Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and accepted for payment pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase. The consideration will be determined by reference to a fixed spread specified for such Series of Notes over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security specified in the table above, as fully described in the Offer to Purchase. The consideration will be calculated by the Dealer Managers for the Tender Offer at 11:00 a.m., New York City time, on the business day immediately following the Early Tender Date, unless extended (such date and time, as the same may be extended, the “Price Determination Date”). The Price Determination Date is expected to be December 11, 2017. The Late Tender Offer Consideration is the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium for each Series of Notes as set forth in the table above.
In addition to the applicable Total Tender Offer Consideration or applicable Late Tender Offer Consideration, as the case may be, accrued and unpaid interest up to, but not including, the applicable Settlement Date will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer. The purchase price plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn on or before the Early Tender Date and accepted for purchase will be paid by the Company in same day funds promptly following the Early Tender Date (the “Early Settlement Date”). The Company expects that the Early Settlement Date will be December 12, 2017, the first business day after the Price Determination Date. The purchase price plus accrued and unpaid interest for Notes that are validly tendered after the Early Tender Date and on or before the Expiration Date and accepted for purchase will be paid by the Company in same day funds promptly following the Expiration Date (the “Final Settlement Date”). The Company expects that the Final Settlement Date will be December 26, 2017, the first business day after the Expiration Date, assuming the Maximum Tender Offer Amount is not purchased on the Early Settlement Date. No tenders will be valid if submitted after the Expiration Date. If Notes are validly tendered and not validly withdrawn in an aggregate principal amount greater than the Maximum Tender Offer Amount as of the Early Tender Date, Holders who validly tender Notes after the Early Tender Date but on or before the Expiration Date will not have any of their Notes accepted for purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes on or before the Early Tender Date may not withdraw their Notes after 5:00 p.m., New York City time, on December 8, 2017, unless extended (such date and time, as the same may be extended, the “Withdrawal Date”), except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Withdrawal Date but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.
BofA Merrill Lynch, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are the Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Merrill Lynch at (toll-free) (888) 292-0070, Credit Suisse Securities (USA) LLC at (toll-free) (800) 820-1653, J.P. Morgan Securities LLC at (toll-free) (866) 834-4666 and Wells Fargo Securities, LLC at (toll-free) (866) 309-6316. Requests for copies of the Offer to Purchase, Letter of Transmittal and related materials should be directed to D.F. King & Co., Inc. at (212) 269-5550, (toll-free) (866) 406-2284 or macys@dfking.com. Questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (toll-free) (866) 406-2284.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase and related Letter of Transmittal dated November 27, 2017. None of Macy’s or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Macy’s nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
Macy’s, Inc., is one of the nation’s premier retailers. With fiscal 2016 sales of $25.778 billion and approximately 140,000 employees, the company operates more than 700 department stores under the nameplates Macy’s and Bloomingdale’s, and approximately 160 specialty stores that include Bloomingdale’s The Outlet, Bluemercury and Macy’s Backstage. Macy’s, Inc. operates stores in 45 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Bloomingdale’s stores in Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate offices in Cincinnati, Ohio, and New York, New York.
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, changes in the conditions of the securities markets, particularly the markets for debt securities and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission.
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(NOTE: Additional information on Macy’s, Inc., including past press releases, is available at www.macysinc.com/pressroom).